Exhibit 99

News Release

For more information contact:

Leslie M. Muma, President and CEO

(262) 879-5000

For immediate release:

April 21, 2004

Fiserv Reports Record Earnings for First Quarter of 2004

Brookfield, Wisconsin, April 21, 2004—Fiserv, Inc. (Nasdaq: FISV) announced today record earnings for the first quarter of 2004.

For the three-month period ended March 31, 2004, Fiserv processing and services revenues were $840.0 million, a 39% increase over the $604.3 million for the first quarter of 2003. Net income per share-diluted for the first quarter of 2004 was $0.47 per share, compared to $0.38 per share for the first quarter of 2003.

“Fiserv had an exceptional first quarter, posting solid growth in revenue, earnings and cash flow,” said Leslie M. Muma, President and CEO of Fiserv, Inc. “Earnings per share for the quarter were $0.47, exceeding our expectations. Free cash flow increased 57% over the prior year period to $126.3 million, reflecting our strong financial position. We’re on track for a record 2004, with a strong sales pipeline to fuel organic growth and a promising outlook for acquisitions. Our target for full-year diluted earnings is $1.87 to $1.93 per share.”

Significant client renewals and new relationships signed in the first quarter include the following: Underscoring the technology implications of the federal Check 21 legislation, three clients broadened their relationships with Fiserv to include image-based check processing services. Fiserv significantly expanded its relationship with Hanmi Bank, a $1.7 billion bank in Los Angeles, with an agreement to deliver image-based check processing that will support the bank’s acquisition of Pacific Union Bank. Community Credit Union, a $1.6 billion credit union headquartered in Plano, Texas, also added image-based check processing to its services, and Fiserv will provide image-based check processing to First Federal Bank of California, a $4.8 billion bank based in Santa Monica that already relies on Fiserv for many of its technology needs. In addition, Fiserv’s RemitStream Solutions unit will supply lockbox services to First Federal.

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

Additionally, Navy Federal Credit Union, the nation’s largest credit union, and Amsouth Bank, a $47 billion bank holding company based in Birmingham, Alabama, both significantly increased their relationships with Fiserv’s Integrated Loan Services unit for loan settlement services. The National Bank of Canada signed a $368 million (Canadian) agreement with Fiserv’s INTRIA Items joint venture to outsource its check, lockbox and currency processing. Fiserv’s partner in INTRIA Items is the Canadian Imperial Bank of Commerce. Mexico’s Banco Nacional del Ejercito, which provides banking services to the Mexican military services, selected the Fiserv ICBS core banking system to process its 48 branches throughout the country.

During the first quarter of 2004, Fiserv completed the acquisition of RegEd, Inc., headquartered in Morrisville, North Carolina, a provider of Internet-based compliance management systems and distance learning programs for the insurance and securities industries. RegEd’s line of intelligent on-line products complements the distance learning capabilities that Fiserv offers through its existing Emerald Learning Solutions business.

Fiserv, Inc. (Nasdaq: FISV) provides information management systems and services to the financial industry including transaction processing, business process outsourcing and software and systems solutions. The company serves more than 15,000 clients, including banks, broker-dealers, credit unions, financial planners and investment advisers, insurance companies and agents, self-funded employers, lenders and savings institutions. Headquartered in Brookfield, Wisconsin, Fiserv reported $2.7 billion in processing and services revenues for 2003. Fiserv can be found on the Internet at www.fiserv.com.

The disclosure set forth above contains forward-looking statements, specifically Mr. Muma’s statements regarding earnings targets, sales pipelines and acquisition prospects. These statements are covered by the safe harbor included in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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subject to inherent assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, changes in customers’ demand for the Corporation’s products, pricing and other actions by competitors, and general changes in economic conditions or U.S. financial markets. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
Revenues:
Processing and services	$839,986	$604,262
Customer reimbursements	97,494	82,731

Total revenues	937,480	686,993

Cost of revenues:
Salaries, commissions and payroll related costs	340,800	294,829
Customer reimbursement expenses	97,494	82,731
Data processing costs and equipment rentals	55,268	52,381
Other operating expenses	240,100	95,056
Depreciation and amortization	46,958	37,399

Total cost of revenues	780,620	562,396

Operating income	156,860	124,597
Interest expense - net	(4,732)	(2,977)

Income before income taxes	152,128	121,620
Income tax provision	59,330	47,432

Net income	$92,798	$74,188

Net income per share:
Basic	$0.48	$0.39
Diluted	$0.47	$0.38
Shares used in computing net income per share:
Basic	194,555	192,137
Diluted	197,063	194,746

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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FISERV, INC. AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
Processing and services revenues:
Financial outsourcing, systems and services (1)	$544,983	$457,021
Health plan management services	206,591	69,140
Investment support and securities processing services	58,939	55,050
All other and corporate	29,473	23,051

Total	$839,986	$604,262

Operating income (loss):
Financial outsourcing, systems and services (1)	$136,970	$107,456
Health plan management services	19,378	12,101
Investment support and securities processing services (2)	(126)	7,240
All other and corporate	638	(2,200)

Total	$156,860	$124,597

(1)	2004 includes a one-time fee of $8.0 million received from a customer due to the early termination of the customer’s contract. The existing customer had approximately 40 months remaining on its contract when the customer was acquired by a financial institution utilizing another data processing system.
(2)	2004 includes a one-time charge of $6.0 million due to additional costs and reserves associated with the Company’s broker-dealer subsidiary, Fiserv Securities Inc. (“FSI”). As part of the Securities and Exchange Commission’s (the “SEC”) ongoing industry-wide review of mutual fund trading practices, including market timing and late trading, FSI has been responding to inquiries from the SEC. The Company currently estimates cumulative revenues associated with such practices at approximately $4.0 to $5.0 million. The Company is cooperating with the SEC and is conducting its own internal investigation of these matters. Although the Company is unable to predict the ultimate outcome of these matters, if the SEC were to assert a violation of securities laws with respect to these matters, then FSI may be subject to fines and penalties and other administrative remedies.

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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FISERV, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

Free Cash Flow

	Three months ended March 31,
(In thousands)	2004	2003
Net cash provided by operating activities	$129,165	$142,052
Changes in securities processing receivables and payables-net	28,792	(26,077)

Net cash provided by operating activities before changes in securities processing receivables and payables-net	157,957	115,975
Capital expenditures, including capitalization of software costs for external customers	(31,700)	(35,519)

Free cash flow	$126,257	$80,456

Free cash flow is measured as net cash provided by operating activities before changes in securities processing receivables and payables less capital expenditures including capitalization of software costs for external customers, as reported in the Company’s condensed consolidated statements of cash flows. As the changes in securities processing receivables and payables are generally offset by changes in short-term borrowings and investments, which are included in financing and investing activities, management believes it is more meaningful to analyze changes in operating cash flows before the changes in securities processing receivables and payables. Free cash flow is a non-GAAP financial measure that the Company believes is useful to investors because it provides another measure of available cash flow after the Company has satisfied the capital requirements of its operations.

Internal Revenue Growth Percentages by Segment

	Three months ended March 31,
	2004	2003
Financial outsourcing, systems and services (“Financial”)	1%	1%
Health plan management services (“Health”)	41%	18%
Investment support and securities processing services (“Investment Services”)	7%	-9%
All other and corporate	28%	-1%

TOTAL	10%	2%

Internal revenue growth percentages are measured as the increase or decrease in total processing and services revenue for the current period less “acquired revenue from acquisitions” divided by total processing and services revenues from the prior year period plus “acquired revenue from acquisitions.” “Acquired revenue from acquisitions” was $159 million ($81 million in the Financial segment and $78 million in the Health segment) for the first quarter and represents pre-acquisition normalized revenue of acquired companies for the comparable prior year period. Internal revenue growth percentage is a non-GAAP financial measure that the Company believes is useful to investors because it provides an alternative to measure revenue growth excluding the impact of acquired revenues.

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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